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                                   EXHIBIT 11

                    PATTERSON ENERGY, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

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
                                                                                 Three Months Ended
                                                                                    March 31, 1996
                                                                                    --------------
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PRIMARY EARNINGS PER SHARE

Net income                                                                            $   1,776,101
                                                                                      =============
Shares:
   Weighted average number of shares outstanding                                          3,194,951

   Add-Dilutive effect of outstanding options and redeemable
    warrants (as determined by the application of the
    treasury stock method)                                                                  139,081
                                                                                      -------------

   Weighted average number of shares outstanding, as
    adjusted                                                                              3,334,032
                                                                                      =============

Net income per share:  Primary                                                        $    0.532719
                                                                                      =============

ASSUMING FULL DILUTION

Net income                                                                            $   1,776,101

Shares:
   Weighted average number of shares outstanding                                          3,194,951

   Add-Dilutive effect of outstanding options and redeemable
    warrants (as determined by the application of the
    treasury stock method)                                                                  145,643
                                                                                    ---------------

   Weighted average number of shares outstanding,
       as adjusted                                                                        3,340,594
                                                                                     ==============

Net income per share:  Assuming full dilution                                         $    0.531672
                                                                                      =============
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